Execution Version

AMENDMENT TO MASTER CUSTODIAN

AGREEMENT

This Amendment, effective as of February 21, 2025 (the “Amendment”), is entered into between each management investment company identified on Appendix A and each management investment company which becomes a party to this Agreement in accordance with the terms hereof (in each case, a “Fund”), including, if applicable, each series of the Fund identified on Appendix A and each series which becomes a party to this Agreement in accordance with the terms hereof, and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (the “Custodian”).

WHEREAS, the Custodian and the Customer entered into a Master Custodian Agreement dated as of December 1, 2017 (the “Agreement”); and

WHEREAS, the parties hereto wish to amend the Agreement as set forth below.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

1.	Appendix A to the Master Custodian Agreement is hereby deleted in its entirety and replaced with the attached Appendix A.

2.	The Fund hereby confirms, as of the date set forth above, its representations and warranties set forth in Section 20.7.1 of the Agreement.

3.	The Custodian and the Fund hereby agree to be bound by all of the terms, provisions, covenants, and obligations set forth in the Agreement.

4.	Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

5.

This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and behalf by its duly authorized representative under seal as of the date first above-written.

EACH OF THE MANAGEMENT INVESTMENT COMPANIES AND SERIES

SET FORTH ON APPENDIX A HERETO

By: /s/ Sarah Bergstrom
Name:	Sarah Bergstrom

Title:	Vice President, Chief Accounting Officer
Treasurer -Thrivent Mutual Funds

STATE STREET BANK AND TRUST COMPANY

By: /s/ Scott Shirrell
Name: Scott Shirrell
Title: Managing Director

APPENDIX A

TO

Master Custodian Agreement

Management Investment Companies Registered with the SEC and Portfolios thereof, If Any

Thrivent Mutual Funds

Thrivent Diversified Income Plus Fund

Thrivent Aggressive Allocation Fund

Thrivent Balanced Income Plus Fund

Thrivent Opportunity Income Plus Fund

Thrivent Government Bond Fund

Thrivent High Yield Fund

Thrivent Income Fund

Thrivent Large Cap Growth Fund

Thrivent Global Stock Fund (f/k/a Thrivent Large Cap Stock Fund)

Thrivent Large Cap Value Fund

Thrivent Limited Maturity Bond Fund

Thrivent Mid Cap Growth Fund

Thrivent Mid Cap Value Fund

Thrivent Mid Cap Stock Fund

Thrivent Moderate Allocation Fund

Thrivent Moderately Aggressive Allocation Fund

Thrivent Moderately Conservative Allocation Fund

Thrivent Money Market Fund

Thrivent Municipal Bond Fund

Thrivent International Allocation Fund (f/k/a Thrivent Partner Worldwide Allocation Fund)

Thrivent Small Cap Stock Fund

Thrivent Small Cap Growth Fund

Thrivent High Income Municipal Bond Fund

Thrivent Series Fund, Inc.

Thrivent Aggressive Allocation Portfolio

Thrivent Balanced Income Plus Portfolio

Thrivent Government Bond Portfolio

Thrivent Diversified Income Plus Portfolio

Thrivent ESG Index Portfolio

Thrivent High Yield Portfolio

Thrivent Income Portfolio

Thrivent Large Cap Growth Portfolio

Thrivent Large Cap Index Portfolio

Thrivent Global Stock Portfolio (f/k/a Thrivent Large Cap Stock Portfolio)

Thrivent Large Cap Value Portfolio

Thrivent Limited Maturity Bond Portfolio

Thrivent Mid Cap Index Portfolio

Thrivent Mid Cap Stock Portfolio

Thrivent Moderate Allocation Portfolio

Thrivent Moderately Aggressive Allocation Portfolio

Thrivent Moderately Conservative Allocation Portfolio

Thrivent Money Market Portfolio

Thrivent Opportunity Income Plus Portfolio

Thrivent All Cap Portfolio (f/k/a Thrivent Partner All Cap Growth Portfolio)

Thrivent Emerging Markets Equity Portfolio

Thrivent Healthcare Portfolio

Thrivent International Allocation Portfolio (f/k/a Thrivent Partner Worldwide Allocation Portfolio)

Thrivent International Index Portfolio

Thrivent Mid Cap Growth Portfolio

Thrivent Mid Cap Value Portfolio

Thrivent Real Estate Securities Portfolio

Thrivent Small Cap Index Portfolio

Thrivent Small Cap Stock Portfolio

Thrivent Small Cap Growth Portfolio

Thrivent Core Funds

Thrivent Core Short-Term Reserve Fund

Thrivent Core Emerging Markets Debt Fund

Thrivent Core International Equity Fund

Thrivent Core Low Volatility Equity Fund

Thrivent Core Emerging Markets Equity Fund

Thrivent Core Small Cap Value Fund

Thrivent Core Mid Cap Value Fund

Thrivent Cash Management Trust

Thrivent ETF Trust

Thrivent Small-Mid Cap Equity ETF (f/k/a Thrivent Small-Mid Cap ESG ETF)

Thrivent Core Plus Bond ETF

Thrivent Ultra Short Bond ETF

Effective February 28, 2025 the following name changes will occur:

Current Fund Name	New Name
Thrivent Limited Maturity Bond Fund	Thrivent Short-Term Bond Fund
Thrivent Balanced Income Plus Fund	Thrivent Dynamic Allocation Fund
Thrivent Diversified Income Plus Fund	Thrivent Conservative Allocation Fund
Thrivent Opportunity Income Plus Fund	Thrivent Multisector Bond Fund
Thrivent International Allocation Fund	Thrivent International Equity Fund

Effective April 30th, 2025 the following name changes will occur:

Current Fund Name	New Name
Thrivent Limited Maturity Bond Portfolio	Thrivent Short-Term Bond Portfolio
Thrivent Balanced Income Plus Portfolio	Thrivent Dynamic Allocation Portfolio
Thrivent Diversified Income Plus Portfolio	Thrivent Conservative Allocation Portfolio
Thrivent Opportunity Income Plus Portfolio	Thrivent Multisector Bond Portfolio
Thrivent International Allocation Portfolio	Thrivent International Equity Portfolio